THIS GUARANTEE dated as of the    13th    day of August, 2021

SUSGLOBAL ENERGY CORP.

(the "Guarantor")

IN FAVOUR OF:	R. WILLIAMSON CONSULTANTS LIMITED, P.I.C.K.S. INC., CANADIAN WESTERN TRUST COMPANY, GIOVANNI PAGLIA, ASSUNTA PAGLIA, SHANNA YOUNG, and BOB MACNELLY, STEVE SILVANI and JOANNE BROCCA

(the "Lender")

WHEREAS pursuant to an Agreement among 1684567 Ontario Inc., as borrower (the "Borrower") and the Lender, as amended, (as same may subsequently be amended, amended and restated, modified, extended, supplemented or replaced from time to time, the "Agreement"), the Lender agreed to provide certain credit facilities to the Borrower;

AND WHEREAS the Borrower executed the security documents securing the obligations of the Borrower under the Agreement (the "Security Documents");

AND WHEREAS the Guarantor has agreed to guarantee payment of all of the obligations of the Borrower to the Lender and in favour of the Lender, as security for the payment and performance of the Secured Obligations (as hereinafter defined);

AND WHEREAS capitalized terms not herein defined shall have the same meaning as ascribed thereto in the Agreement.

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.01 GUARANTEE

1.1     Guarantee

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby irrevocably and unconditionally guarantees to the Lender forthwith after demand therefor, due and punctual payment of all present and future debts and liabilities, and the performance of all obligations of every nature, absolute or contingent, direct, indirect or otherwise, in any currency, now or at any time and from time to time hereafter due or owing by the Borrower to the Lender, and all such principal, interest, costs, expenses and disbursements and in connection with all costs, expenses and disbursements incurred by the Lender in enforcing the secured or other obligations arising under or in connection with the Agreement and the Security Documents and this Agreement (such obligations as amended, amended and restated, modified, supplemented or renewed from time to time, collectively, the "Secured Obligations"). The Guarantor expressly renounces the benefits of division and discussion.  The obligations undertaken by the Guarantor pursuant to this Agreement is hereinafter referred to as the "Guarantee".

1.2    Guarantee Absolute

The liability of the Guarantor hereunder shall be joint and several, absolute and unconditional and shall not be affected by:

(a) any lack of validity or enforceability of any of the Secured Obligations; any change in the time, manner or place of payment of the Secured Obligations; or the failure on the part of the Borrower to carry out any of the Secured Obligations;

(b) any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

(c) the bankruptcy, winding-up, liquidation, dissolution or insolvency of the Borrower or any party to any agreement to which the Lender, the Borrower or the Guarantor are a party;

(d) any lack or limitation of power, incapacity or disability on the part of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of the Borrower in its obligations to the Lender;

(e) any change or changes in the name, corporate existence or structure of any of the Borrower or Guarantor (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise); or

(f) any other law, regulation or other circumstance which might otherwise constitute a defence available to, or a discharge of the Borrower or in respect of any or all of the Secured Obligations.

1.3    Limited Recourse

Notwithstanding any other provisions of this Guarantee or any other Security Documents the liability of the Guarantor to the Lender is limited to the maximum amount of $3,300,000.

1.4    Recovery as Principal Debtor

Upon any default under the Agreement, the Lender may treat the Secured Obligations as due and payable and the Lender may forthwith demand payment under this Guarantee on the basis that this Agreement shall be recoverable by the Lender from the Guarantor as principal debtor in respect thereof and shall be paid to the Lender forthwith after demand therefor.

1.02 DEALINGS WITH CREDIT PARTIES AND OTHERS

2.1    No Release

The liability of the Guarantor hereunder shall not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Lender in connection with any duties or liabilities of the Borrower to the Lender, or any security therefor including any loss of or in respect of any security received by the Lender from the Borrower or any other person. Without limiting the generality of the foregoing and without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor's liability hereunder, without obtaining the consent of or giving notice to the Guarantor, the Lender may:

(a) grant time, renewals, extensions, indulgences, releases and discharges to the Borrower;

(b) take or abstain from taking or enforcing securities or collateral from the Borrower or from perfecting securities or collateral of the Borrower;

(c) accept compromises from the Borrower;

(d) subject to the applicable provisions of the Agreement and the Security Documents, apply all money at any time owing from the Borrower or from any collateral security to such part of the Secured Obligations as the Lender may see fit or change any such application in whole or in part from time to time as the Lender may see fit; for greater certainty, the Lender may at any time and from time to time, to the fullest extent permitted by law, set- off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit of the Guarantor against any and all of the liabilities of the Borrower, whether or not the Lender shall have made any demand under the Guarantee. The Lender shall promptly notify such Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this paragraph are in addition to other rights and remedies (including without limitation, other rights of set-off) that the Lender may have; and

(e) otherwise deal with the all other persons and securities as the Lender may see fit, acting reasonably.

2.2        No Exhaustion of Remedies

The Lender shall not be bound or obligated to exhaust its recourse against the Borrower, or any other person or any securities or collateral it may hold or take any other action before being entitled to demand payment from the Guarantor hereunder.

2.3        Accounts Binding upon the Guarantors

Any account settled or stated in writing by or between the Lender and the Borrower shall be accepted by the Guarantor as conclusive evidence, absent manifest mathematical error, that the balance or amount thereby appearing due by the Borrower to the Lender is so due.

2.4        No Set-off

In any claim by the Lender against the Guarantor, the Guarantor may not assert any set-off or counterclaim that the Guarantor may have against the Lender. In particular, any loss of or in respect of any securities received by the Lender from the Borrower or any other person, and the failure to perfect any mortgage, prior claim or security interest of any nature whatsoever, whether occasioned through the fault or negligence of the Lender or otherwise, shall not discharge, limit or lessen the liability of the Guarantor under this Agreement.

1.03 CONTINUING GUARANTEE

This Guarantee shall be a continuing guarantee of the Secured Obligations and shall apply to and secure all Secured Obligations and shall not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid to the Lender. The Guarantee shall continue to be effective even if at any time any payment of any of the Secured Obligations is rendered unenforceable or is rescinded or must otherwise be returned by the Lender upon the occurrence of any action or event including the insolvency, bankruptcy or reorganization of the Borrower, all as though such payment had not been made. Any payments so rescinded or recovered from the Lender, whether as a preference, fraudulent transfer or otherwise, shall constitute Secured Obligations for all purposes hereunder.

1.04 RIGHT TO PAYMENTS

Should the Lender receive from the Guarantor one or more payments on account of its liability under the Guarantee, the Guarantor shall not be entitled to claim repayment against the Borrower until the Lender's claims against the Borrower have been paid in full. In the event of the liquidation, winding-up or bankruptcy of the Borrower (whether voluntary or compulsory); or a bulk sale of any of its assets within the meaning of any applicable legislation of any province of Canada, under the Uniform Commercial Code of any state of the United States of America or under any other applicable laws; or should the Borrower make any proposal, composition or scheme of arrangement with its creditors; then, in any of such events the Lender shall have the right to rank for its full claim and receive all dividends or other payments in respect thereof until its claim has been paid in full, and the Guarantor shall remain liable up to the amount guaranteed for any balance which may be owing to the Lender by the Borrower; and in the event of the valuation by the Lender of any security held in respect of the debts of the Borrower, or of the retention by the Lender of such security, such valuation and/or retention shall not, as between the Lender and the Guarantor be considered as a purchase of such security, or as payment or satisfaction or reduction of the liabilities of the Borrower to the Lender, or any part thereof.

1.05 POSTPONEMENT OF CLAIMS AND SUBROGATION RIGHTS

To the fullest extent permitted by law, the Guarantor hereby irrevocably postpones any claim or other rights that it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Agreement including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy against the Borrower or any collateral securing any obligation of the Borrower, whether or not such claim, remedy or right arises under contract, including, without limitation, the right to take or receive from the Borrower directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, until such time as the Secured Obligations and all amounts payable under this Agreement have been paid in full to the Lender in cash. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the full cash payment of the Secured Obligations and all other amounts payable under this Agreement, such amount shall be held by the Guarantor in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Secured Obligations, whether matured or unmatured, and all other amounts payable under this Agreement.

All indebtedness, present and future, of the Borrower to the Guarantor is hereby assigned to the Lender and postponed and subordinated to the Secured Obligations without any further act or formality, and all moneys received by the Guarantor in respect thereof shall be received in trust for the Lender and forthwith upon receipt shall be paid over to the Lender, the whole without in any way limiting or lessening the liability of the Guarantor under this Guarantee. This postponement, subordination and assignment is independent of the other provisions of this Agreement and shall survive the extinction of the other provisions of this Agreement.

Pursuant to the terms of Section 1.3 hereof, the Lender's rights and recourse and the Guarantor's liabilities under this Section 5 shall not be limited in any way and the Lender shall have full recourse against the Guarantor for any breach of, or claim under or in respect of, this Section.

1.06 GENERAL

6.1        Representations and Warranties

The Guarantor represents and warrants, where applicable, as follows: (a) it is duly incorporated and existing under the laws of its jurisdiction of incorporation and has the corporate power and capacity to own its properties and assets and to carry on its business as currently carried on by it; (b) it has the corporate power and capacity to enter into this Guarantee and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it; (c) it has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee; (d) there is no shareholder agreement which restricts, in whole or in part, the powers of the directors of the Guarantor to manage or supervise the business and affairs of the Guarantor; (e) the entering into of this Agreement and the performance by the Guarantor of its obligations hereunder does not and will not contravene, breach or result in any default under: (i) the articles, by-laws, constating documents or other organizational documents of the Guarantor; or (ii) any mortgage, lease, agreement or other legally binding instrument, license, permit or law to which the Guarantor is a party or by which the Guarantor or any of its properties or assets may be bound and will not result in or permit the acceleration of the maturity of any indebtedness, liability or obligation of the Guarantor under any mortgage, lease, agreement or other legally binding instrument of or affecting the Guarantor; (f) no authorization, consent or approval of, of filing with or notice to, any person or governmental body is required in connection with the execution, delivery or performance of this Agreement by the Guarantor; and (g) there is no court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal, or criminal), arbitration or other dispute settlement procedure, investigation or enquiry by any governmental body; or any similar matter or proceeding (collectively "proceedings") against or involving the Guarantor (whether in progress or threatened) which is possibly expected to be determined adversely to the Guarantor which would adversely affect its ability to perform any of the provisions of this Agreement.

6.2        Payment of Secured Obligations, Fees and Costs

Subject to any limitations contained in the Agreement, the Guarantor agrees to pay, within two (2) Business Days of demand therefor, any amounts payable hereunder, including without limitation all out- of-pocket expenses (including the reasonable fees and expenses of the Lender's counsel) in any way relating to the enforcement or protection of the rights of the Lender or any of them hereunder. The liability of the Guarantor shall bear interest from the date of such demand at the rate or rates of interest then applicable to the Secured Obligations under and calculated in the manner provided in the Agreement (including any adjustment to give effect to the provisions of the Interest Act (Canada)).

6.3       Discharge

The Guarantor will not be discharged from any of its obligations hereunder except by a release or discharge signed in writing by the Lender in accordance with the provisions of the Agreement.

6.4       Notice

Any notice permitted or required to be given hereunder shall be given, in the case of the Lender, in accordance with the relevant provisions of the Agreement and in the case of the Guarantor to its address indicated in the relevant provisions of the Agreement.

6.5        Entire Agreement

This Agreement constitutes the entire agreement between the Guarantor and the Lender with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between such parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties except as expressly set forth herein. The Lender shall not be bound by any representations or promises made by the Borrower to the Guarantor and possession of this Agreement by the Lender shall be conclusive evidence against the Guarantor that this Agreement was not delivered in escrow or pursuant to any agreement that it should not be effective until any condition precedent or subsequent has been complied with. This Agreement shall be operative and binding notwithstanding the non-execution thereof by any proposed signatory.

6.6        Amendments and Waivers

No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the Guarantor and the Lender. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the Lender and unless otherwise provided in the written waiver, will be limited to the specific breach waived.

6.7       Severability

Each provision of this Agreement is separate and distinct from the others, such that any decision of a court or tribunal to the effect that any provision hereof is null or unenforceable shall in no way affect the validity of the other provisions hereof or the enforceability thereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Laws, the Guarantor hereby waives any provision of any laws which renders any provision hereof prohibited or unenforceable in any respect.

6.8       Interpretation

The words "this Agreement", "hereof", "hereto", etc. mean the present instrument executed by the Guarantors.

6.9        Additional Rights and Survival

This Agreement is in addition and supplemental to all other guarantees and/or postponement agreements (whether or not in the same form as this instrument) held or which may hereafter be held by the Lender. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as any Secured Obligations are outstanding.

6.10      Governing Law and Attornment Clause

This Agreement shall be construed in accordance with and be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and for the purpose of legal proceedings, this Agreement shall be deemed to have been made in the said Province and to be performed there, and the Courts of that Province shall have jurisdiction over all disputes which may arise under this Agreement and the Guarantor hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of such Courts, provided always that nothing herein contained shall prevent the Lender from proceeding at its election against the Guarantor in the Courts of any other Province, country or jurisdiction. The Guarantor hereby irrevocably waives, to the fullest extent possible, the defence of an inconvenient forum and irrevocably agrees to be bound by any final judgement of any court of the Province of Ontario. The Guarantor agrees that a judgement or order of any such court may be enforced in other jurisdictions in any manner provided by law.

6.11      Limitations Act

The Guarantor acknowledges and agrees that the Lender may make a claim or demand payment hereunder notwithstanding any limitation period regarding such claim or demand set forth in the Limitations Act, 2002 (Ontario) or under any other applicable law with similar effect and, to the maximum extent permitted by applicable law, any limitations periods set forth in such act or applicable law are hereby explicitly excluded or, if excluding such limitations periods is not permitted by such act or applicable law, are hereby extended to the maximum limitation period permitted by such act or applicable law. For greater certainty, the Guarantor acknowledges and agrees that this Guarantee is a "business agreement" as defined under Section 22 of the Limitations Act, 2002 (Ontario).

6.12       Benefit of Agreement

This agreement shall extend to and enure to the benefit of the successors and assigns of the Lender and shall be binding upon the Guarantor and its respective successors.

6.13      Further Assurances

The Guarantor shall, at all times and from time to time, do, execute and acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, transfers, assignments, assurances, documents and instruments as the Lender may reasonably require for the better accomplishing and effectuating of this Agreement and the provisions contained herein.

6.14       Executed Copy

The Guarantor acknowledges receipt of a fully executed copy of this agreement.

IN WITNESS WHEREOF the Guarantor has executed this agreement on the date first hereinabove mentioned.

SUSGLOBAL ENERGY CORP. (Guarantor)

Marc Hazout, A.S.O.
I have the authority to bind the Corp.